FIFTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIFTH AMENDMENT effective as of December 31, 2013, to the Custody Agreement, dated as of August 15, 2005, as amended August 12, 2008, August 31, 2010, March 1, 2012 and July 1, 2012 (the "Custody Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, parties desire to amend the Custody Agreement to add the Baird Ultra Short Bond Fund; and

WHEREAS, Article XIV, Section 14.2 of the Custody Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Custody Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANK, N.A.

By: /s/ Mary Ellen Stanek	By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

ROBERT W. BAIRD & CO. INCORPORATED
By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit C to the Custody Agreement – Baird Funds, Inc.

Amended Exhibit C
to the
Custody Agreement

Fund Names

Separate Series of Funds

Advisor

Name of Series                                                                                             Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013

Company

Name of Series                                                                                              Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012